Exhibit 16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Audit • Tax • Advisory

Grant Thornton LLP
707 17th Street, Suite 3200
Denver, CO 80202-3336

T 303.813.4000
F 303.839.5711
www.GrantThornton.com

December 16, 2015

Re:                        ARC Group Worldwide, Inc.

File No. 001-33400

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of ARC Group Worldwide, Inc. dated December 15, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd